EFI Electronics Corporation
            Exhibit 11 - Computation of Earnings (Loss) per Share
                           June 30, 1997 and 1996


Weighted Average Common and Common Equivalent Shares Outstanding
Three months ended June 30, 1997

                                                  Shares       Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1997:       4,216,174             4,216,174

Additional shares outstanding due to:
        Stock issued                                     0                     0
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding June 30, 1997:         4,216,174             4,216,174
                                                ==========            ==========





Weighted Average Common and Common Equivalent Shares Outstanding
Three months ended  June 30, 1996
                                                 Shares        Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1996:       3,173,822             3,173,822

Additional shares outstanding due to:
        Stock issued                               455,432                 4,727
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding June 30, 1996:         3,629,254             3,178,549
                                                ==========            ==========